SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated April 21, 2005

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

      (a) On April 21, 2005 the Board of Directors of the Company approved an increase in the base salary of Martin Richenhagen, the Company’s President and Chief Executive Officer and a director, from $750,000.00 to $850,000.00 per annum.

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      (b) Effective as of April 21, 2005 Henry Claycamp retired from the Board of Directors of AGCO Corporation.

      Since 1990, pre-dating the Company’s initial public offering, Mr. Claycamp has tirelessly served as a director of the Company, at some point serving on virtually every committee, and at all times fulfilling every task ever assigned to him. Most recently he has lead the Company’s Nominating and Corporate Governance Committee, and in that capacity has helped the Company secure the most diverse and independent board possible. He also brought innovation to the Company’s board governance through, for instance, the implementation of a comprehensive board evaluation process long before other companies began that process. The Company’s shareholders have been well-served by him. His wise oversight and counsel has been invaluable, and his participation will be missed. The Company wishes him the best in his retirement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION
Date: April 22, 2005	By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer